Exhibit 23.6
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 1 to Registration Statement No. 333-153247 on Form S-4 of our report dated August 27, 2008, relating to the balance sheet of Galileo Holding Corporation (the “Company”) as of August 5, 2008, appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Joint Proxy Statement/Prospectus.
/s/ Deloitte & Touche LLP
New York, New York
October 3, 2008